EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated May 3, 2005 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 81 as of May 3, 2005 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

Chicago, Illinois
May 3, 2005